Exhibit 10.28

THIRD AMENDMENT

TO THE

DATA LICENSE AGREEMENT

AND

TERRITORY LICENSES NO. 1 & 2

BETWEEN

NAVTEQ NORTH AMERICA, LLC

AND

NAVITRAK INTERNATIONAL CORPORATION

This amendment ("Third Amendment") to the Data License Agreement and Territory Licenses No. 1 and 2 between NAVTEQ North America, LLC, formerly Navigation Technologies Corporation North America, LLC ("NT") and Navitrak International Corporation (“LICENSEE”)dated March 30, 2001, is made and entered into by and between the parties as of March 30, 2003 (“Effective Date”)

1.	Term.

The Expiration Date in the Data License Agreement and Territory Licenses No. 1 and 2 is amended as follows:

Expiration Date:	March 29, 2005

NAVTEQ North America, LLC		Navitrak International Corporation
By:	/s/ Lawrence M. Kaplan	By:	/s/ Ping Chen
Name:	Lawrence M. Kaplan	Name:	Ping Chen
Title:	VP & General Counsel	Title:	Manager, Airborne Product
Date:	9-14-04	Date:	Sept 3, 2004

D/LVK/787772.1